Exhibit 99.2

CERTIFICATION OF CHIEF FINANCIAL OFFICER OF
 NATURE’S SUNSHINE PRODUCTS, INC.
PURSUANT TO 18 U.S.C. § 1350

In connection with the accompanying report on Form 10-Q for the period ended March 31, 2003 and filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Craig D. Huff, Chief Financial Officer and Treasurer of Nature’s Sunshine Products, Inc. (the “Company”), hereby certify that:

1.	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ CRAIG D. HUFF
Craig D. Huff
Executive Vice President, Chief Financial Officer & Treasurer
May 9, 2003

A signed original of this written statement required by Section 906 has been provided to Nature’s Sunshine Products, Inc. and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.

27